                                   SECTION 16
                               POWER OF ATTORNEY

    Know all by these presents,  that the undersigned  hereby constitutes and appoints Shawn K. Baldwin and Scott M. Jarvis, signing singly, the undersigned's true and lawful attorney-in-fact to:

    (1)   prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a
Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the
Securities Exchange Act of 1934 or any rule or regulation of the SEC;

    (2)   execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Select Interior Concepts, Inc., a
Delaware corporation (the "Company"),  Forms  3,  4,  and  5  in  accordance with  Section  16(a)  of  the  Securities Exchange Act of 1934 and the rules thereunder;

    (3)   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the Securities and Exchange Commission and any stock exchange or similar authority; and

    (4)   take  any  other  action  of  any  type  whatsoever  in  connection with  the foregoing which, in the opinion of such attorney-in-fact,  may be ofbenefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

    The  undersigned  hereby  grants  to  each  such  attorney-in-fact   full
power  and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power  of substitution  or revocation,  hereby  ratifying  and confirming  all that such attorney-in-fact,  or such attorney-in-fact's substitute  or substitutes,  shall lawfully do or cause  to be done by virtue of this power of attorney  and the rights  and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact,  in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities  to comply with Section 16 of the Securities
Exchange Act of 1934.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  In affixing his or her signature  to this Power of Attorney,  the undersigned  hereby revokes any and all previously executed
Powers of Attorney for the same or similar purposes.

    IN WITNESS WHEREOF,  the undersigned has caused this Power of Attorney to be executed as of this 1st day of March. 2021.

                                             /s/ Karl Adrian
                                             ---------------
                                             Karl Adrian